UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 1, 2015 (June 25, 2015)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2015, Robert K. Thompson, the Company’s Executive Vice President of Store Operations, announced his retirement effective in January 2016.  From now until August 3, 2015, Mr. Thompson will remain in his current position.  Beginning on August 3, 2015, Mr. Thompson will focus on the leadership transition and supporting the Company’s initiatives to create a consistently outstanding Rite Aid experience for customers and associates.  Accordingly, Mr. Thompson will no longer be classified as an executive officer after August 3, 2015.  In his new role, Mr. Thompson will continue to receive his current base salary and a prorated current target bonus opportunity for achieved fiscal year 2016 performance.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Rite Aid held its 2015 Annual Meeting of Stockholders on June 25, 2015.  The following is a summary of the matters voted on at that meeting.

(a)
The stockholders elected Rite Aid’s nominees to the Board of Directors.  The persons elected to Rite Aid’s Board of Directors and the number of shares cast for, the number against, the number abstaining and broker non-votes, with respect to each of these persons, were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Joseph B. Anderson, Jr.	587,540,010	7,521,089	1,126,262	279,539,153
Bruce G. Bodaken	591,327,945	3,321,706	1,537,710	279,539,153
David R. Jessick	591,806,579	3,176,825	1,203,957	279,539,153
Kevin E. Lofton	592,240,221	2,460,897	1,486,243	279,539,153
Myrtle S. Potter	590,658,392	4,077,922	1,451,047	279,539,153
Michael N. Regan	591,850,195	3,064,076	1,273,090	279,539,153
Frank A. Savage	591,586,613	3,069,681	1,531,067	279,539,153
John T. Standley	582,338,458	12,103,037	1,745,866	279,539,153
Marcy Syms	591,124,917	3,994,601	1,067,843	279,539,153

(b)
The stockholders ratified the appointment of Deloitte & Touche LLP as Rite Aid’s independent registered public accounting firm.  The number of shares cast in favor of the ratification of Deloitte & Touche LLP, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
860,858,568	11,908,478	2,959,468	0

(c)
The stockholders approved, on an advisory basis, the compensation of Rite Aid’s Named Executive Officers as set forth in Rite Aid’s proxy statement for the 2015 Annual Meeting of Stockholders.  The number of shares cast in favor of the compensation of Rite Aid’s Named Executive Officers, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
568,269,453	24,508,528	3,409,380	279,539,153

(d)
The stockholders approved a stockholder proposal relating to accelerated vesting of performance awards.  The number of shares cast in favor of the stockholder proposal, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
346,025,435	246,335,814	3,826,112	279,539,153

(e)
The stockholders did not approve a stockholder proposal relating to proxy access.  The number of shares cast in favor of the stockholder proposal, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
222,182,812	370,229,911	3,774,638	279,539,153

(f)
The stockholders did not approve a stockholder proposal relating to an independent chairman introduced from the floor by Mr. Steven Krol.  The number of shares cast in favor of the stockholder proposal, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
0	596,187,361	0	279,539,153

(g)
The stockholders did not approve a stockholder proposal relating to limiting the number of outside boards or associations on which a senior executive may serve introduced from the floor by Mr. Steven Krol.  The number of shares cast in favor of the stockholder proposal, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
0	596,187,361	0	279,539,153

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 1, 2015	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Executive Vice President, Secretary and General Counsel